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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 12, 2002



                          SORRENTO NETWORKS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          New Jersey                      0-15810                22-2367234
(State or Other Jurisdiction of         (Commission             IRS Employer
        Incorporation)                  File Number)         Identification No.)

     9990 Mesa Rim Rd., San Diego, CA                              92121
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (858) 558-3960


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

         On November 12, 2002, Sorrento Networks Inc., our subsidiary, entered into a five-year agreement with TCI Network Solutions, Inc., d/b/a AT&T Broadband Network Solutions, a Colorado corporation, whereby Sorrento will be AT&T BNS's exclusive supplier, subject to certain exceptions, of dense and course wavelength division multiplexing equipment that AT&T BNS uses to provide UFO Communications, Inc. with certain services on certain AT&T BNS networks. The agreement is attached hereto as Exhibit 10.16.

         In related matters, our Sorrento subsidiary entered into a separate five-year agreement with UFO to be UFO's exclusive supplier of equipment, subject to certain exceptions, for networks owned, leased or operated by UFO.
We also invested $5 million in UFO in a preferred stock financing. In connection with UFO's financing, AT&T BNS has purchased $5 million of metro optical networking equipment from our Sorrento subsidiary that will be used for UFO's initial expansion in the Los Angeles and Dallas metropolitan networks.

Item 7. Exhibits

Exhibit
Number      Description
-------     -----------

10.16* Supply Agreement by and between Sorrento Networks Inc. and TCI Network Solutions, Inc., d/b/a AT&T Broadband Network Solutions, a Colorado corporation, dated as of November 12, 2002.


*Confidential treatment is being sought for portions of this exhibit.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SORRENTO NETWORKS CORPORATION

                                           By: /s/  JOE R. ARMSTRONG
                                           -----------------------------
                                           Joe R. Armstrong
                                           Chief Financial Officer

Dated: November 22, 2002




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                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

10.16* Supply Agreement by and between Sorrento Networks Inc. and TCI Network Solutions, Inc., d/b/a AT&T Broadband Network Solutions, a Colorado corporation, dated as of November 12, 2002.



*Confidential treatment is being sought for portions of this exhibit.


                       STATEMENT OF DIFFERENCES

  The section symbol shall be expressed as.................................'SS'